Exhibit 99.2
Unica Completes Acquisition of MarketingCentral
Waltham, MA — July 13, 2007 — Unica® Corporation (Nasdaq: UNCA), a global provider of enterprise marketing management (EMM) solutions, today announced that it has completed the acquisition of privately-held MarketingCentral, L.L.C., a privately-held provider of on-demand marketing resource management (MRM) solutions.
MarketingCentral gives Unica a proven solution for agencies, workgroups within large companies and small and medium businesses. MarketingCentral addresses the needs of these customers by offering an easy-to-use, fast-to-deploy, on-demand MRM platform. Unica’s acquisition of MarketingCentral expands the company’s addressable market and increases the breadth of its MRM solutions while firmly positioning Unica as a leading on-demand MRM provider.
The integration of MarketingCentral with Unica’s Affinium Plan will enable the company to offer a ‘best of both worlds’ solution — an enterprise-class MRM system connected to a secure, on-demand collaboration space for working with dispersed project teams and outside partners.
About Unica
Unica Corporation (NASDAQ: UNCA) is a leading global provider of enterprise marketing management (EMM) software. Focused exclusively on the needs of marketers, Unica delivers the most comprehensive EMM suite on the market. Unica’s Affinium ® software streamlines the entire marketing process for brand, relationship and internet marketing — from planning and budgeting to project management, execution and measurement. Offered on premise or on demand, Affinium delivers key EMM capabilities including: web and customer analytics, c ross-channel lead and campaign management , and marketing resource management. Unica’s solution uniquely provides a marketing system of record that enables marketers to easily manage marketing information and assets, rapidly assemble campaign components, and track performance. Just as sales force automation has streamlined sales operations, Unica’s EMM solution is poised to revolutionize marketing. Today, more than 500 companies worldwide have adopted Unica’s Affinium as their EMM solution.
Founded in 1992, Unica is headquartered in Waltham, Massachusetts, with additional offices in the US, Australia, France, Germany, India, Singapore, Spain, and the UK. For more information, visit www.unica.com.
Unica sponsors The Marketers’ Consortium, an online community where marketers and industry experts discuss the critical challenges of today’s fast paced, interactive, customer-driven world. The Marketers’ Consortium’s notable moderators have included Don Peppers, Peppers and Rogers Group, and Elana Anderson, Forrester Research. Visit The Marketers’ Consortium blog at www.unica.com/share.

Copyright 2007 Unica Corporation. Unica, the Unica logo, and Affinium are registered trademarks of Unica Corporation. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.
Forward-looking Statements
The information provided in this press release above contains forward-looking statements that relate to future events and future financial performance of Unica. These forward-looking statements are based upon Unica’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Unica’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change; and Unica disclaims any obligation to update or revise the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including volatility of stock price due to the difficulty in predicting operating results and the long sales cycle for Unica’s software; the possibility that the market for on-demand MRM does not develop as anticipated; that the integration of MarketingCentral into Unica will not be successful; that the combined companies achieve expected operating results; failure by Unica to develop new software products and enhance existing products; failure to retain key staff; failure by Unica to maintain historical maintenance renewal rates; the potential that Unica software will not help a customer become more efficient in its marketing; and failure to properly protect Unica’s proprietary rights and intellectual property. These and other factors listed in the Annual Report on Form 10K for the fiscal year ended September 30, 2006 under “Risk Factors” could cause Unica’s performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
Contact:
Anne Mathewson
Greenough Communications
617.275.6528
amathewson@greenoughcom.com